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                                                                      Exhibit J1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Trustees of The MainStay Funds:

We consent to the use of our report dated December 28, 2004 with respect to the financial statements of The MainStay Funds, comprising the MainStay Blue Chip Growth, MainStay Capital Appreciation, MainStay Common Stock, MainStay Convertible, MainStay Diversified Income, MainStay Equity Index, MainStay Global High Income, MainStay Government, MainStay High Yield Corporate Bond, MainStay International Bond, MainStay International Equity, MainStay MAP, MainStay Mid Cap Growth, MainStay Mid Cap Value, MainStay Money Market, MainStay Research Value, MainStay Small Cap Growth, MainStay Small Cap Value, MainStay Strategic Value, MainStay Tax Free Bond, MainStay Total Return, and MainStay Value Funds, (collectively, the "Funds"), incorporated herein by reference, and to the references to our firm under the heading "Financial Highlights" in the Prospectuses and in the introduction to and under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information in this Registration Statement.


/s/ KPMG LLP

Philadelphia, Pennsylvania
February 25, 2005